Exhibit (l)(1)

1900 K Street NW Washington, DC 20006 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

August 24, 2023

Oxford Lane Capital Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Oxford Lane Capital Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form N-2 (as amended from time to time, the “Registration Statement”), filed with the Commission on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of up to $1,000,000,000 in aggregate offering amount of the following:

(1)	shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including Common Stock to be issuable upon exercise of the Rights (as such term is defined below);

(2)	shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

(3)	subscription rights to purchase Common Stock (“Rights”); and

(4)	debt securities of the Company (“Debt Securities”).

The Common Stock, Preferred Stock, Rights and Debt Securities are collectively referred to herein as the “Securities.”

The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2, and we express no opinion herein as to any matter other than as to the legality of the Securities.

The Debt Securities are to be issued under a base indenture (the “Base Indenture”), dated March 16, 2021, entered into by and between the Company and U.S. Bank National Association (the “Trustee”). The Rights are to be issued under rights agreements (each, a “Rights Agreement”) to be entered into by and between the Company and the purchasers thereof, or a rights agent to be identified in the applicable Rights Agreement.

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies of the following:

1.	the Articles of Amendment and Restatement of the Company, as amended by the (a) Articles of Amendment, dated January 31, 2020 and (b) Articles Supplementary thereto, dated as of June 10, 2022 (as further modified, amended and supplemented by Annex A, Annex B, Annex C and Annex D thereto, the “Articles Supplementary”), each certified as of the date hereof by an officer of the Company;

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2.	the Third Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

3.	a Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) as of a recent date (the “Certificate of Good Standing”);

4.	the Base Indenture; and

5.	the resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the legal power and authority of all persons signing on behalf of the parties to all documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (vi) that all certificates issued by public officials have been properly issued, (vii) that each Rights Agreement will be governed by the laws of the State of New York and (viii) that the Base Indenture is and the Rights Agreements will be valid and legally binding obligations of the parties thereto (other than the Company).

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion) and upon certificates of officers of the Company. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”), and, as to the Debt Securities and Rights constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement. We also express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court may determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

The opinions set forth herein as to enforceability of obligations of the Company are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

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On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) Articles Supplementary classifying and designating the number of shares and the terms of any class or series of the Preferred Stock to be issued by the Company (the “Articles Supplementary”) will have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter and Bylaws and will have been filed with and accepted for record by the SDAT prior to the issuance of any such Preferred Stock, and such Articles Supplementary will comply with the applicable requirements with respect thereto under the MGCL and the Company’s Charter and Bylaws, (ii) the Base Indenture has been, and each supplemental indenture containing the specific terms and conditions for each issuance of the Debt Securities (each a “Supplemental Indenture”) will have been, duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Base Indenture, (iii) the Base Indenture constitutes and each Supplemental Indenture will constitute a valid and legally binding obligation of each of the Company and the Trustee, (iv) the Debt Securities will not include any provision that is unenforceable against the Company, (v) the Rights Agreement and the Rights, including any amendments, or supplements thereto, will have been duly authorized, executed and delivered by each of the parties thereto and will constitute a valid and legally binding obligation of the Company and each of the parties thereto, (vi) the issuance, offer and sale of the Securities from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of the Securities to be issued, offered and sold, and certain terms thereof, will have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter, if applicable, the Articles Supplementary, if applicable, the Base Indenture, if applicable, the Rights Agreement, if applicable, and the Company’s Bylaws, if applicable, and any other relevant agreement relating to the terms and the offer and sale of the Securities and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”), (vii) the terms of the Preferred Stock, the Debt Securities and the Rights as established and the issuance of the Securities (a) will not violate any applicable law, (b) will not violate or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement, instrument or other document binding upon the Company, and (c) will comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (viii) each issuance of the Debt Securities will have been duly executed by the Company and duly authenticated by the Trustee in accordance with the Base Indenture, as supplemented by the applicable Supplemental Indenture, and delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof, (ix) at the time of issuance of the Debt Securities or the Preferred Stock, after giving effect to such issuance thereof, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended, (x) any Common Stock or Preferred Stock issued and sold pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Stock or Preferred Stock, will have been delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof, (xi) upon the issuance of any Common Stock or Preferred Stock by the Company pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Stock or Preferred Stock, the total number of shares of Common Stock or Preferred Stock, as applicable, issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Charter, (xii) the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, has become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Securities, (xiii) resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company, (xiv) the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law, (xv) an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities, (xvi) if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto, (xvii) the Base Indenture has been, and shall continue to be, duly qualified under the Trust Indenture Act of 1939, as amended, and (xviii) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein, we are of the opinion that:

1.	Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Common Stock by the Company will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable underwriting or purchase agreement, the Resolutions and all Corporate Proceedings relating thereto, the Common Stock will be validly issued, fully paid and non-assessable.

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2.	Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Preferred Stock will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable underwriting or purchase agreement, the Resolutions and all Corporate Proceedings relating thereto, the Preferred Stock will be validly issued, fully paid and non-assessable.

3.	Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Rights will be duly authorized and, when issued in accordance with the Rights Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions, and all Corporate Proceedings relating thereto, the Rights will constitute valid and legally binding obligations of the Company.

4.	Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Debt Securities will be duly authorized and, when issued and paid for in accordance with the Base Indenture, the applicable Supplemental Indenture, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable underwriting or purchase agreement, the Resolutions and all Corporate Proceedings relating thereto, each issuance of the Debt Securities will constitute valid and legally binding obligations of the Company.

This opinion letter has been prepared for the Company’s use solely in connection with the Registration Statement. The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DECHERT LLP